As filed with the Securities and Exchange Commission on June 30, 2003.

Registration No.
333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FIRST BANCORP

(Exact name of registrant as specified in its charter)

PUERTO RICO
(State or other jurisdiction of incorporation or organization)

66-0561882
(I.R.S. Employer Identification No.)

1519 Ponce de León Avenue, Santurce, Puerto Rico 00908
(Address of Principal Executive Offices)

FirstBank 401(k) Retirement Plan for Residents of the U.S. Virgin Islands
(Full title of the plan)

Annie Astor-Carbonell
1519 Ponce de León Avenue
Santurce, Puerto Rico 00908
(Name and address of agent for service)

(787) 729-8200
(Telephone number, including area code, of agent for service)

Signatures
POWER OF ATTORNEY
EXHIBIT INDEX
EX-4.3 PLAN DOCUMENT RESIDENTS OF US VIRGIN ISLAND
EX-4.4 ADOPTION AGREEMENT
EX-5 OPINION REGARDING ERISA
EX-23.1 CONSENTS OF PRICEWATERHOUSECOOPERS LLP

CALCULATION OF REGISTRATION FEE

Title of each		Proposed maximum	Proposed maximum
class of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered (1)	per share (2)	price (2)	registration fee
Common Stock, par value of $1.00 per share	50,000 shares	$27.95	$1,397,500.00	$161.80

(1)	This registration statement also covers an indeterminate number of shares of common stock that may be issued by First BanCorp from time to time by virtue of stock splits, stock dividends or similar transactions in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”). In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act. Based on the average of the high and low prices ($28.49 and $27.40, respectively) of First BanCorp’s common stock reported on the New York Stock Exchange on June 24, 2003.

Part I Information Required in the Section 10(a) Prospectus

Pursuant to the Note to Part I of Form S-8, the documents containing the information specified by Part I of Form S-8 (including the statement of availability of information required by Item 2 of Part I of Form S-8) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Part II Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by First BanCorp, are hereby incorporated by reference:

(a)	First BanCorp’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2002;

(b)	The Annual Report on Form 11-K for the Fiscal Year ended December 31, 2002, for the FirstBank 401(k) Retirement Plan for Residents of the U.S. Virgin Islands;

(c)	First BanCorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

(d)	First BanCorp’s Current Reports on Form 8-K filed with the Commission on January 17, 2003, April 4, 2003 and May 21, 2003;

(e)	The description of First BanCorp’s Common Stock set forth in First BanCorp’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on January 28, 1999 (which in turn incorporated such description from the sections titled “Differences in Stockholder Rights” on pages 29 to 31 and “Description of First BanCorp’s Capital Stock” on pages 40 to 42 of the Proxy Prospectus of the Registrant filed with the Securities and Exchange Commission on April 24, 1998 as part of First BanCorp’s Amendment No. 2 to the Registration Statement on Form S-4 (file 333-08460).

All documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable. First BanCorp’s Common Stock is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Article NINTH of the Articles of Incorporation of First BanCorp (the “Corporation”) provides the following:

(1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if it is formally determined by the Board of Directors, or other committee or entity empowered to make such determination, that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense of settlement of such action or suit if it is formally determined by the Board of Directors, or other committee or entity empowered to make such determination, that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in a paragraph 1 or 2 of this Article NINTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

(4) Any indemnification under paragraph 1 or 2 of this Article NINTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

(5) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article NINTH.

(6) The indemnification provided by this Article NINTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such.

(8) Notwithstanding anything contained herein to the contrary, no indemnification may be made by the Corporation to any person if it relates to the imposition of a fine for an infraction or violation of any provision of the law.

Section 2652 of Title 14, Laws of Puerto Rico Annotated, provides the following:

     Every corporation created under the provisions of this subtitle shall have the power to —

     ***  (n) Reimburse to all directors and officers or former directors and officers, or any person who, at the request of the corporation, has rendered services as a director or officer of another corporation of which the corporation is a stockholder or creditor, the expenses which necessarily or in fact were incurred with respect to the defense in any action, suit or proceeding in which such persons, or any of them, are included as a party or parties for having been directors or officers of one or another corporation, pursuant to the provisions of § 2728 of this title.

     Section 2728 of Title 14, Laws of Puerto Rico Annotated, provides the following:

     (a)  A corporation may compensate any person who is, has been a party, or is under threat of becoming a party to any imminent, pending or resolved civil, criminal, administrative or investigative action, suit or proceeding (except an action initiated by the corporation or initiated to protect the interests of the corporation), because the person has been or is a director, officer, employee or agent of the corporation, or had been or is functioning at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise. The compensation may include the expenses incurred in a reasonable manner, including attorneys’ fees, adjudication or judgments, fines and amounts paid upon settling such action, suit or proceeding, if the person acted in good faith and in a manner which the person reasonably deemed consistent with the best interests of the corporation and not opposed thereto, and that with respect to any criminal action or proceeding, the person did not have reasonable cause to believe that his conduct was unlawful.

     (b)  A corporation may compensate any person who is, has been a party, or is under threat of becoming a party to any imminent, pending or resolved action, suit or proceeding initiated by the corporation or initiated to protect the interests of the corporation to procure a judgment in its favor because the person is or has been a director, officer, employee or agent of the corporation, or is or has been in office at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise. The compensation may include the expenses incurred in a reasonable manner, including attorneys’ fees, with respect to the defense or settlement of such action or suit, if the person acted in good faith and in a manner he reasonably deemed consistent with the best interests of the corporation and not opposed thereto.

     ***  (f) The compensation and advance of expenses provided in this section shall not be deemed to exclude any other right which those seeking the compensation or advance may have, pursuant to any bylaws, agreement, vote of uninvolved stockholders or directors, or otherwise, with regard to their actions, both in their official capacity or otherwise.

     In addition, the Company maintains a directors’ and officers’ liability insurance policy.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Articles of Incorporation of First BanCorp, incorporated by reference to Amendment No. 2 to the Form S-4 Registration Statement (Reg. No. 333-08640), filed by First BanCorp. with the Securities and Exchange Commission on April 15, 1998.

4.2	By-Laws of First BanCorp, incorporated by reference to Amendment No. 2 to the Form S-4 Registration Statement (Reg. No. 333-08640), filed by First BanCorp. with the Securities and Exchange Commission on April 24, 1998.

4.3	The Plan Document for the FirstBank 401(k) Retirement Plan for Residents of the U.S. Virgin Islands

4.4	The Adoption Agreement for the FirstBank 401(k) Retirement Plan for Residents of the U.S. Virgin Islands

5	Opinion regarding ERISA compliance of Fiddler Gonzalez & Rodriguez, PSC

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Fiddler Gonzalez & Rodriguez, PSC (included in the opinion of counsel filed as Exhibit 5 hereto)

24	Power of Attorney (included in page 9 hereof)

Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan, Puerto Rico, on this 26th day of June, 2003.

First BanCorp

By  /s/ Annie Astor-Carbonell
      ________________________________

Name: Annie Astor-Carbonell

Title: Senior Executive Vice President, Chief Financial Officer, Director

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Angel Alvarez Pérez and Annie Astor-Carbonell and each of them acting singly, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By  /s/ Angel Alvarez Pérez
      ________________________________

Name: Angel Alvarez Pérez

Title: President, Chief Executive Officer, Chairman of the Board of Directors

Date: June 26, 2003

By  /s/ Annie Astor-Carbonell
      ________________________________

Name: Annie Astor-Carbonell

Title: Senior Executive Vice President, Chief Financial Officer

Date: June 26, 2003

By  /s/ José Teixidor
      ________________________________

Name: José Teixidor

Title: Director

Date: June 26, 2003

By  /s/ José Julián Alvarez-Bracero
      ________________________________

Name: José Julián Alvarez-Bracero

Title: Director

Date: June 26, 2003

By /s/  Jorge L. Díaz
      ________________________________

Name: Jorge L. Díaz

Title: Director

Date: June 26, 2003

By /s/ Juan Acosta-Reboyras
      ________________________________

Name: Juan Acosta-Reboyras

Title: Director

Date: June 26, 2003

By /s/ Laura Villarino Tur
      ________________________________

Name: Laura Villarino Tur

Title: Controller, Senior Vice President

Date: June 26, 2003

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan, Puerto Rico on this 26th day of June, 2003.

The FirstBank 401(k) Retirement Plan for Residents of the U.S. Virgin Islands

By /s/ Annie Astor-Carbonell
      ________________________________

Name: Annie Astor-Carbonell

Title: Authorized Representative

By /s/ Aida M. García
      ________________________________

Name: Aida M. García

Title: Authorized Representative

EXHIBIT INDEX

4.1	Articles of Incorporation of First BanCorp, incorporated by reference to Amendment No. 2 to the Form S-4 Registration Statement (Reg. No. 333-08640), filed by First BanCorp. with the Securities and Exchange Commission on April 15, 1998.

4.2	By-Laws of First BanCorp, incorporated by reference to Amendment No. 2 to the Form S-4 Registration Statement (Reg. No. 333-08640), filed by First BanCorp. with the Securities and Exchange Commission on April 24, 1998.

4.3	The Plan Document for the FirstBank 401(k) Retirement Plan for Residents of the U.S. Virgin Islands

4.4	The Adoption Agreement for the FirstBank 401(k) Retirement Plan for Residents of the U.S. Virgin Islands

5	Opinion regarding ERISA compliance of Fiddler Gonzalez & Rodriguez, PSC

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Fiddler Gonzalez & Rodriguez, PSC (included in the opinion of counsel filed as Exhibit 5 hereto)

24	Power of Attorney (included in page 9 hereof)